UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2007 (February 20, 2008)
J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee		37202

(Address of principal executive offices)		(Zip Code)
(615) 269-1900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 20, 2008, the Board of Directors, acting on behalf of J. Alexander’s Corporation (the “Company”), approved the J. Alexander’s Corporation Deferred Compensation Plan (the “Plan”) to be effective on or about June 23, 2008 under which certain executive officers and senior managers may (i) defer receipt of their compensation, including up to 25% of their salaries and up to 25% of their bonuses, and (ii) be credited with company contributions under the same matching formula as the Company’s 401(k) retirement plan subject to an overall limitation on total matching in this Plan and in the 401(k) plan determined by the matching formula in the 401(k) plan as applied to a participant’s contributions into both plans. The Company will match 25% of participant’s total elective contributions (taking into account the participant’s elective contributions to both the Company’s 401(k) and Deferred Compensation plans up to 3% of a participant’s compensation for the Plan year). This arrangement allows a participant to make up any portion of the employer matching contribution that cannot be made under the Company’s 401(k) plan due to Internal Revenue Code qualified plan limits for highly compensated employees.
     Participant elections with respect to deferrals of compensation generally must be made in the year preceding that in which the compensation is earned. Amounts that are deferred into this Plan and any Company matching contributions will be increased by earnings and decreased by losses based on the performance of one or more investment funds, as designated by the Plan administrator elected by the participants. These investment funds are for measurement purposes only, and a participant’s election of any such investment fund is hypothetical and is not an actual investment of his or her Plan account in any such investment funds. The Plan is an “unfunded” plan for state and federal tax purposes, and participants have the rights of unsecured creditors of the Company with regard to their Plan accounts. Participants generally may receive distributions of their accounts upon the Participant’s separation from service, disability, death or an unforeseeable emergency, as those terms are defined in the Plan. Subject to the terms of the Plan, Participants may elect to receive distributions of their accounts either in a lump sum or in up to three annual installments with regard to distributions which are made upon a separation of service.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 26, 2008	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit No.	a. Description

99.1	Earnings Press Release issued by J. Alexander’s Corporation dated February 26, 2008

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